As filed with the Securities and Exchange Commission on June 5, 2001
                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________

                      AMERICAN ELECTRIC POWER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------
      New York                                     13-4922640
  (State or Other                               (I.R.S. Employer
  Jurisdiction of                             Identification No.)
  Incorporation or
   Organization)
--------------------------------------------------------------------
                    1 Riverside Plaza, Columbus, Ohio 43215
              (Address of Principal Executive Offices) (Zip Code)

                        American Electric Power System
                     Supplemental Retirement Savings Plan
                           (Full Title of the Plan)
                                  ___________

                            Jeffrey D. Cross, Esq.
               Senior Vice President and Deputy General Counsel
                  American Electric Power Service Corporation
                               1 Riverside Plaza
                             Columbus, Ohio 43215
                                (614) 223-1580
    (Name, Address and Telephone Number, Including Area Code, of Agent For
                                   Service)
                                  ___________

                        CALCULATION OF REGISTRATION FEE
=========================================================================
                                    Proposed      Proposed
                                    Maximum       Maximum
    Title of        Amount to be  Offering Price  Aggregate    Amount of
   Securities to    Registered      Per Share     Offering   Registration
 be Registered (1)     (2)          (2)           Price (2)    Fee (2)
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
Supplemental        $80,000,000     100%        $80,000,000    $20,000
Savings Plan
Deferred
Compensation
Obligations
=========================================================================
(1) The American Electric Power System Supplemental Retirement Savings Plan Obligations are unsecured obligations of American Electric Power Company, Inc. to pay deferred compensation in the future in accordance with the American Electric Power System Supplemental Retirement Savings Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h).


                               PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         PLAN INFORMATION

      Not required to be filed with this Registration Statement.*

Item 2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with this Registration Statement.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.


                               PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

      The  following   documents   filed  with  the   Securities  and  Exchange
Commission by American Electric Power Company, Inc. ("AEP") are incorporated by reference herein:

           (i) Annual Report on Form 10-K of AEP for the fiscal year ended December 31, 2000;

           (ii) Quarterly Report on Form 10-Q of AEP for the fiscal quarter ended March 31, 2001;

           (iii)Current Report on Form 8-K of AEP dated April 24, 2001; and

(iv)  Current Report on Form 8-K/A of AEP dated May 3, 2001.

      All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         DESCRIPTION OF SECURITIES

      The securities registered hereby are deferred compensation obligations, which are fully described in the American Electric Power System Supplemental Retirement Savings Plan.

Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain  legal  matters with  respect to the  offering of the  securities registered hereby have been passed upon by Ann B. Graf, Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc. Ms. Graf is paid a salary by American Electric Power Service Corporation and is a participant in various employee benefit plans offered to employees of American Electric Power Service Corporation.

Item 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under the New York Business Corporation Law (the "NYBCL") a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by any reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

      The NYBCL further provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or
(ii) any
claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

      The AEP By-Laws provide that to the fullest extent permitted by law, AEP shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of AEP or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of AEP, or of any subsidiary or affiliate of AEP, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of AEP, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to such provision of the AEP By-Laws; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

      The AEP By-Laws further provide that in any case in which a director, officer or employee (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the AEP Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.


Item 8.      EXHIBITS

Exhibit
Number                            Description

   4     American Electric Power System Supplemental Retirement
         Savings Plan

   5 Opinion of Ann B. Graf, Esq., Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

  23.1   Consent of Deloitte & Touche LLP

  23.2   Consent of Arthur Andersen LLP

  23.3   Consent of KPMG Audit Plc

  23.4 Consent of Ann B. Graf, Esq., Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

   24    Power of Attorney (included on the signature page)


Item 9.         UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

           provided,  however,  that the  undertakings  set forth in paragraphs
           (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

      Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 4th day of June, 2001.

                               AMERICAN ELECTRIC POWER COMPANY, INC.

                               By:/s/  Henry W. Fayne
                                     Name:  Henry W. Fayne
                                     Title: Vice President and Chief
                                            Financial Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry W. Fayne and Armando A. Pena and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 4, 2001 by the following persons in the capacities indicated with the Registrant.

      Signature                                   Title


  /s/  E. R. BROOKS
        E. R. Brooks                             Director


  /s/  JOSEPH M. BUONAIUTO       Controller and Chief Accounting Officer
        Joseph M. Buonaiuto          (Principal Accounting Officer)


  /s/  DONALD M. CARLTON
        Donald M. Carlton                        Director


  /s/  JOHN P. DESBARRES
        John P. DesBarres                        Director


  /s/  E. LINN DRAPER, JR.
        E. Linn Draper, Jr.               Chairman of the Board, President,
                                         Chief Executive Officer and Director
                                            (Principal Executive Officer)
  /s/  HENRY W. FAYNE
        Henry W. Fayne               Vice President and Chief Financial Officer
                                            (Principal Financial Officer)

   /s/  ROBERT W. FRI
         Robert W. Fri                           Director


  /s/ LESTER A. HUDSON, JR.
       Lester A. Hudson, Jr.                     Director


  /s/  LEONARD J. KUJAWA
        Leonard J. Kujawa                        Director


  /s/  JAMES L. POWELL
        James L. Powell                          Director


  /s/  RICHARD L. SANDOR
        Richard L. Sandor                        Director


  /s/  THOMAS V. SHOCKLEY, III
        Thomas V. Shockley, III                  Director


  /s/  DONALD G. SMITH
        Donald G. Smith                          Director


  /s/  LINDA GILLESPIE STUNTZ
        Linda Gillespie Stuntz                   Director


  /s/  KATHRYN D. SULLIVAN
        Kathryn D. Sullivan                      Director



                            Exhibit Index

Exhibit
Number                        Description

   4     American Electric Power System Supplemental Retirement
         Savings Plan.

   5 Opinion of Ann B. Graf, Esq., Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered

  23.1   Consent of Deloitte & Touche LLP

  23.2   Consent of Arthur Andersen LLP

  23.3   Consent of KPMG Audit plc

  23.4 Consent of Ann B. Graf, Esq., Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)

   24    Power of Attorney (included on the signature page)




                                                                      Exhibit 4


                        AMERICAN ELECTRIC POWER SYSTEM
                     SUPPLEMENTAL RETIREMENT SAVINGS PLAN


                    AMENDED AND RESTATED AS OF JUNE 1, 2001


                                   ARTICLE I

                          Purposes and Effective Date

      1.1 The American Electric Power System Supplemental Retirement Savings Plan is established to provide to eligible employees a tax-deferred savings opportunity otherwise not available to them under the terms of the American Electric Power System Retirement Savings Plan because of contribution restrictions imposed by the Internal Revenue Code.

      1.2 The effective date of the American Electric Power System Supplemental Retirement Savings Plan is January 1, 1994 and the effective date of the Amended and Restated American Electric Power System Supplemental Retirement Savings Plan is June 1, 2001.


                                  ARTICLE II

                                  DEFINITIONS

      2.1 "Account" means the separate memo account established and maintained by the Company or the recordkeeper employed by the Company to record Contributions allocated to a Participant's Account and to record any related Investment Income on the Fund or Funds selected by the Participant.

      2.2 "Applicable Federal Rate" means 120% of the applicable federal long-term rate, with monthly compounding (as prescribed under Section 1274(d) of the Code), published for the December immediately prior to the Plan year.

      2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.4 "Committee" means the Employee Benefit Trusts Committee as established by the Board of Directors of American Electric Power Service Corporation.

      2.5 "Compensation" means the sum of a Participant's regular base salary or wage including any salary or wage reductions made pursuant to sections 125 and 402(e)(3) of the Code and contributions to this Plan and incentive compensation paid pursuant to the terms of annual incentive compensation plans up to a maximum of one million dollars, provided that compensation shall not include non-annual bonuses (such as but not limited to project bonuses and sign-on bonuses), severance pay, relocation payments, or any other form of additional compensation that is not considered to be part of base salary, base wage or annual incentive compensation.

      2.6 "Company" means the American Electric Power Service Corporation and its subsidiaries and affiliates.

      2.7 "Company Contributions" means the matching contributions made by the Company pursuant to section 3.2.

      2.8 "Contributions" means, as the context may require, Participant Contributions and Company contributions.

      2.9 "Corporation" means the American Electric Power Company, Inc., a New York corporation.

      2.10 "Eligible Employee" means an employee of the Company whose base salary or base wage, including salary or wage reductions made pursuant to section 125 and 402(e)(3) of the Code, equals or exceeds $100,000 immediately prior to the enrollment period.

      2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.12 "Fund" means the investment options made available to participants in the Savings Plan and includes the Interest Bearing Account.

      2.13  "Investment Income" means with respect to Participant
Contributions and Company Contributions the earnings, gains and losses derived from the investment of such Contributions in a Fund or Funds.

      2.14 "Interest Bearing Account" means an investment option to be made available to Participants in this Plan in which the Contributions invested in this option are credited with interest at the Applicable Federal Rate.


      2.16 "Pay Reduction Agreement" means an agreement between the Company and the Participant in which the Participant elects to reduce his or her Compensation for the Plan Year and the Company agrees to treat the amount of the salary reduction as a Participant Contribution to this Plan.

      2.17 "Participant Contributions" means contributions made by the Participant pursuant to an executed Pay Reduction Agreement subject to the Participant Contribution limits contained in section 3.1.

      2.18 "Plan" means the American Electric Power System Supplemental Retirement Savings Plan, as in effect from time to time.

      2.19 "Plan year" means the calendar year commencing each January 1 and ending each December 31.

      2.20 "Savings Plan" means the American Electric Power System Retirement Savings Plan, a plan qualified under section 401(a) of the Code, as in effect from time to time.


                                  ARTICLE III

                                 CONTRIBUTIONS

      3.1 A Participant may elect to make Participant Contributions by executing a Pay Reduction Agreement. All Participant Contributions (i) shall be made by payroll deductions at the end of each payroll period, (ii) shall be based upon the Compensation the Participant received during such payroll period, and (iii) shall commence as soon as practicable after the Participant completes and delivers to the Committee a Pay Reduction Agreement. Participant Contributions are to be made in multiples of one (1) whole percentage of Compensation, not to exceed 20 percent of Compensation for any payroll period or Plan Year. The maximum Participant Contribution for any Plan Year shall not exceed the difference between (a) the Participant's Compensation for the Plan Year times 20 percent and (b) the aggregate amount of the Participant's Before-Tax and After-Tax contributions to the Savings Plan.

      3.2 Subject to the limitation contained in section 3.3, the Company shall contribute to the Plan on behalf of each Participant an amount equal to 75% of the amount, not in excess of 6% of a Participant's Compensation, contributed to the Plan by the Participant.

      3.3 The amount of Company Contributions deemed to be contributed to the Plan on behalf of a Participant in combination with contributions made by the Company to the Savings Plan on behalf of the Participant, shall, in the aggregate be equal to the lesser of (a) 75% of the Participant Contributions made by the Participant to this Plan and the Savings Plan, or (b) 4.5% of the Participant's Compensation. If the aggregate contributions exceed the lesser limitation, Company Contributions credited to the Participant's Account shall be reduced until the aggregate Company Contributions made under both the Savings Plan and this Plan do not exceed the limitation.

      3.4 Except as provided in section 3.5, employees who become eligible for the Plan during the Plan Year shall become Participants on the first day of the Plan Year following the next annual enrollment period, provided they enter into a Pay Reduction Agreement during the enrollment period.

      3.5 Employees who were Eligible Employees as of June 1, 2001 shall be eligible to participate in the Plan as of June 1, 2001 and make Participant Contributions on Compensation paid on or after June 29, 2001.


                                  ARTICLE IV

                          INVESTMENT OF CONTRIBUTIONS

      4.1 Participant Contributions and Company Contributions shall be invested in the Funds selected by the Participant. The Participant may change the selected Funds by notifying the recordkeeper retained by the Company. Any change in the Funds selected by the Participant shall be implemented as soon as practicable.

      4.2 A Participant may elect to transfer all or a portion of the Contributions from any Fund or Funds to any other Fund or Funds by giving notice to the recordkeeper retained by the Company. Transfers between Funds may be made in any whole percentage or dollar amounts and shall be implemented as soon as possible.

      4.3 The Funds shall be valued daily at their fair market value and each Participant's Account shall be valued daily at its fair market value. The fair market value calculation for a Participant's Account shall be made after all Contributions, withdrawals, distributions, Investment Income and transfers for the day are recorded.

      4.4 The Plan is an unfunded non-qualified deferred compensation plan and therefore the Contributions credited to a Participant's Account and the investment of those Contributions in the Fund or Funds selected by the Participant are memo accounts that represent general, unsecured liabilities of the Company payable exclusively out of the general assets of the Company.


                                   ARTICLE V

                   ELECTION, DISTRIBUTIONS AND BENEFICIARIES

      5.1 In order for an election to make Participant Contributions to be effective for any given Plan Year, the Participant must enter into an irrevocable Pay Reduction Agreement during the annual enrollment period preceding the Plan Year as to which the election is to take effect. The Pay Reduction Agreement shall remain in force as to the Plan Year for which it is delivered and shall carry forward for each subsequent Plan Year until it is revoked or superseded by a new Pay Reduction Agreement entered into during an annual enrollment period. No election shall be effective to defer under the Plan any Compensation which would be otherwise paid to the Participant on or before the first day of the Plan year for which the Pay Reduction Agreement is entered into. The Pay Reduction Agreement and any revocation thereof shall contain such information as may be reasonably required by the Committee and shall be executed at the time and in the manner prescribed by the Committee.

      5.2 Upon a Participant's termination of employment for any reason other than death, all amounts which are credited to the Participant's Account shall be distributed to the Participant in the form of:

(1)   a  single  lump-sum   payment  when  the   Participant's   employment  is
        terminated or at the end of the post-termination deferral period selected by the Participant, or

(2) in approximately equal annual or semi-annual installment payments over not less than two or more than ten years commencing when the Participant's employment is terminated or at the end of the post-termination deferral period selected by the Participant.

A post-termination deferral shall be for a period of at least one year but not more then five years from the date the Participant's employment is terminate. The Participant's distribution election shall be made when the Participant first elects to participate in the Plan. The Participant may amend or revoke the distribution election at any time prior to the Participant's termination of employment, but any such amendment or revocation must be made at least twelve months prior to the initial distribution. If the Participant does not elect a post-termination deferral, the distribution of a lump-sum payment or the first installment payment shall be made within 120 days after the Participant's termination of employment. If the Participant elects a post-termination deferral, the lump-sum payment or the first installment payment shall be made within 120 days after the end of the deferral period. If the Participant elects a post-termination deferral or elects installment payments, the Participant shall be eligible to invest the undistributed balance in the Participant's Account as provided in section
4.2. A lump sum distribution with no post-termination deferral will be made for participants who do not make a distribution election.

      5.3 Each Participant shall have the right to designate a beneficiary or beneficiaries who shall receive the balance of the Participant's Account if the Participant dies prior to the complete distribution of the Participant's Account. Any designation, or change or rescission thereof, shall be made by completing and furnishing to the Committee the appropriate beneficiary form prescribed by the Committee. The last designation of beneficiary received by the Committee prior to the death of the Participant shall control.

      5.4 Upon a Participant's death prior to termination of employment or prior to the complete distribution of the Participant's Account, all amounts credited to the Participant's Account shall be distributed to (a) the Participant's named beneficiary, or (b) if the named beneficiary predeceases the Participant or if the Participant did not name a beneficiary, to the Participant's estate. Distributions to the named beneficiary shall be in the form of (1) a single lump-sum payment or (2) in approximately equal annual or semi-annual installment payments over not less than two nor more then ten years as elected by the beneficiary. The beneficiary's distribution election must be made within 90 days of the Participant's date of death. If an election is not made, the beneficiary shall receive a lump-sum payment. The distribution of a lump-sum payment or the first installment payment to a beneficiary shall be made within 90 days after the beneficiary makes or fails to make a distribution election. In the event the beneficiary elects installment payments, the beneficiary shall be eligible to invest the remaining balance in the Account as provided in section 4.2 as if the beneficiary is a Participant. In the event a beneficiary receiving installment payments shall die prior to a complete distribution of the Account, the remaining balance in the Account shall be paid to the beneficiary's estate within 120 days after the Committee is notified of beneficiary's death. The distribution of a lump-sum payment to the Participant's estate shall be made within 120 days after the Participant's date of death.


                                  ARTICLE VI

                            TAXES AND TAX TREATMENT

      6.1 Each Participant agrees that as a condition of participation in the Plan, the Company may withhold all applicable taxes from any distribution hereunder to the extent that such taxes are then payable.

      6.2 The adoption and maintenance of the Plan is conditioned upon (1) the applicability of section 451(a) of the Code to the Participant's recognition of gross income as a result of participation herein, (2) the fact that the Participants will not recognize gross income as a result of participation in the Plan unless and until and then only to the extent that distributions are received, (3) the fact that the Company will not receive a deduction for amount credited to any Account unless and until and then only to the extent that amounts are actually distributed and (4) the inapplicability of the provisions of Titles 2, 3, and 4 of ERISA. If the Internal Revenue Service, Department of Labor or any court of competent jurisdiction determines or finds as a fact or legal conclusion that any of the above conditions is untrue and issues an assessment, determination, opinion or report to such effect, or if in the opinion of counsel to the Company any one of the above assumptions is incorrect, then the Company shall have the option to terminate this Plan as provided in section 8.1.


                                  ARTICLE VII

                                Administration

      7.1 The Committee shall (i) administer and interpret the terms and conditions of the Plan, (ii) establish reasonable procedures with which Participants must comply to exercise any right established hereunder, and
(iii) be permitted to delegate its responsibilities or duties hereunder to any person or entity. The rights and duties of the Participants and all other persons and entities claiming an interest under the Plan are subject to, and governed by, such acts of administration, interpretation, procedure and delegation.

      7.2 The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.

      7.3 The Company shall maintain, or cause to be maintained, records showing the individual credit balances of each Participant's Account. Each Participant shall be furnished with quarterly statements setting forth the value of the total credits to the Participant's Account.


                                 ARTICLE VIII

                           Amendment or Termination

      8.1 The Company intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to terminate the Plan entirely or to direct the permanent discontinuance or temporary suspension of Contributions under the Plan; provided that no such modification, termination, discontinuance or suspension shall affect or otherwise deprive a Participant or beneficiary of any distributions to which they may be entitled under the Plan.


                                  ARTICLE IX

                                 Miscellaneous

      9.1 Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

      9.2 In the event the Committee shall find that a Participant or beneficiary is unable to care for his or her affairs because of illness or accident, the Committee may direct that any payment due the Participant or the beneficiary be paid to the duly appointed legal representative of the Participant or beneficiary, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company.

      9.3 The Plan shall be construed and administered according to the laws of the State of Ohio.


                                   ARTICLE X

                               Change In Control

      10.1 Notwithstanding any provisions of the Plan to the contrary, if a Change in Control, as defined in Section 10.2, of the Corporation occurs, all benefits accrued as of the date of the Change in Control shall be fully vested and non-forfeitable.

      10.2 A "Change in Control" of the Corporation shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25 percent of the then outstanding voting stock of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new Directors (other than a director nominated by a person (x) who has entered into an agreement with the Corporation to effect a transaction described in Section 10.2(i), (iii) or (iv) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change In Control) whose election or nomination for election was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or (iii) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

For purposes of this Section 10.2, "Board" shall mean the Board of Directors of the Corporation, and "Director" shall mean an individual who is a member of the Board


                                  ARTICLE XI

                               Claims Procedure

      11.1 If a Participant makes a written request alleging a right to receive benefits under the Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Committee shall treat it as a claim for benefits. All claims for benefits under the Plan shall be sent to the Committee and must be received within 75 days after the Participant's termination of employment. If the Committee determines that any Participant who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Committee determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information, if any, necessary for the claimant to perfect the claim and the reason any such addition material or information is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Committee a notice that the claimant contests the denial of the claim by the Committee and desires a further review. The Committee shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Committee. The Committee will render its final decision with specific reasons therefore in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Committee determines additional time, not exceeding 60 days, is needed, and so notifies the claimant. If the Committee fails to respond to a claim filed in accordance with the foregoing within 90 days or any such extended period, the Committee shall be deemed to have denied the claim.



                                                                      EXHIBIT 5
                                                                   June 4, 2001

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

      I am Senior Counsel-Securities of American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc., a New York corporation (the "Company"), and in such capacity I have examined the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of $80,000,000 of deferred compensation obligations (the "Obligations"), which will represent unsecured obligations of the Company issued under the American Electric Power System Supplemental Retirement Savings Plan (the "Plan").

      I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below.

      Based upon and subject to the foregoing, I am of the opinion that when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

      I hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Ann B. Graf
                                               Ann B. Graf



                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Electric Power Company, Inc. of our report dated February 26, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the 1999 and 1998 financial statements to give retroactive effect to the conforming change in the method of accounting for vacation pay accruals) incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2000; our report dated February 26, 2001 appearing in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 2000; and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                              Deloitte & Touche LLP

Columbus, Ohio
June 4, 2001



                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated February 25, 2000 on the financial statements of Central and South West Corporation for the fiscal year ended December 31, 1999, included and incorporated by reference in American Electric Power Company, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm in this Form S-8.

                                          /s/ Arthur Andersen LLP
                                              Arthur Andersen LLP

Dallas, Texas
June 4, 2001



                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of American Electric Power Company, Inc. on Form S-8 of our report (not included therein) dated 18 January 1999, with respect to the consolidated balance sheet of CSW UK Finance Company as of 31 December 1998 and the related consolidated statements of earnings and cash flows for the year then ended, and our report (not included therein) dated 17 January 2000 with respect to the consolidated balance sheet of CSW UK Holdings as of 31, December 1999 and the related consolidated statements of earnings and cash flows for the year then ended which reports appear in the 2000 Annual Report of American Electric Power Company, Inc. and are incorporated by reference in Form 10-K of American Electric Power Company, Inc. for the year ended 31 December 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ KPMG Audit Plc
                                              Chartered Accountants
                                              Registered Auditor

London, England
June 4, 2001